UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2013

Great China Mania Holdings, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F, Kodak House 2, Lava Road, North Point, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 4, 2013, the Company entered into an Agreement with New Era Global Enterprises Limited (“New Era”), the publisher of the magazine #5 in the United Kingdom. According to the terms of the Agreement, the Company will receive the rights to license a Chinese version of the magazine #5.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Agreement with New Era Global Enterprises Limited

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

Dated: December 9, 2013	/s/ Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director